Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, HSBC Debenture-Backed Series 2003-4
*CUSIP:  21988G296         Class A-1
         21988GCG9         Class A-2A
         21988GCH7         Class A-2B

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2005.

INTEREST ACCOUNT
----------------

Balance as of     January 15, 2005......                                  $0.00
     Scheduled Income received on securities.....                 $2,014,344.00
     Unscheduled Income received on securities.....                       $0.00

LESS:

     Distribution to Class A-1 Holders.......                    -$1,748,562.50
     Distribution to Class A-2A Holders.......                     -$265,781.50
     Distribution to Class A-2B Holders.......                           -$0.00
     Distribution to Depositor.......                                    -$0.00
     Distribution to Trustee.......                                      -$0.00
Balance as of        July 15, 2005......                                  $0.00

PRINCIPAL ACCOUNT
-----------------

Balance as of January 15, 2005.....                                       $0.00
     Scheduled principal payment received on securities.......            $0.00

LESS:
         Distribution to Holders.......                                  -$0.00
Balance as of           July 15, 2005.......                              $0.00

                UNDERLYING SECURITIES HELD AS OF July 15, 2005

      Principal Amount                         Title of Security
      ----------------                         -----------------

      $55,954,000                    Republic New York Corporation, predecessor
                                     to HSBC USA Inc. 7.20% Subordinated
                                     Debentures due July 15, 2097
                                     *CUSIP: 760719BH6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.